Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate October 31, 2019	Kenneth E. Webster Investor Relations 716-857-7067	Karen M. Camiolo Treasurer 716-857-7344

NATIONAL FUEL REPORTS FOURTH QUARTER
AND FULL YEAR FISCAL 2019 EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the three months and fiscal year ended September 30, 2019.

FISCAL 2019 FOURTH QUARTER SUMMARY

•	GAAP earnings of $47.3 million, or $0.54 per share, compared to $38.0 million, or $0.44 per share, in the prior year

•	Adjusted operating results of $47.0 million, or $0.54 per share, compared to $42.5 million, or $0.49 per share, in the prior year (see non-GAAP reconciliation on page 2)

•	Adjusted EBITDA of $157.3 million compared to $148.2 million in the prior year (non-GAAP reconciliation on page 24)

•	E&P segment net production of 59.1 Bcfe, an increase of 25% from the prior year and 8% from the third quarter

•	Average natural gas prices, after the impact of hedging, of $2.26 per Mcf, down $0.19 per Mcf from the prior year

•	Average oil prices, after the impact of hedging, of $61.00 per Bbl, up $3.29 per Bbl from the prior year

•	Gathering segment revenues increased $6.7 million, or 24%, on higher throughput from Seneca

FISCAL 2019 HIGHLIGHTS

•	GAAP earnings of $304.3 million, or $3.51 per share, compared to $391.5 million, or $4.53 per share, in the prior year

•	Adjusted operating results of $299.3 million, or $3.45 per share, compared to $289.4 million, or $3.35 per share, in the prior year (see non-GAAP reconciliation on page 2)

•	Adjusted EBITDA of $785.4 million, an increase of $23.9 million over fiscal 2018 (non-GAAP reconciliation on page 24)

•	E&P segment net production of 211.8 Bcfe, an increase of 19% over fiscal 2018 and the highest output in Company history

•	Proved reserves at September 30, 2019, of 3.1 Tcfe, an increase of 23% from September 30, 2018

•	Gathering segment revenues increased $19.2 million, or 18%, on higher throughput from Seneca

•	Utility segment net income of $60.9 million, an increase of $9.7 million, or 19%, over fiscal 2018

•	Increased shareholder dividend for the 49th consecutive year to an annual rate of $1.74 per share

MANAGEMENT COMMENTS

David P. Bauer, President and Chief Executive Officer of National Fuel Gas Company, stated: “National Fuel capped off our 2019 fiscal year with an excellent fourth quarter, including operating results that were up approximately 10% from the prior year. Despite a challenging commodity price environment, the Company also grew its earnings year over year, evidencing the value of our integrated business model. The high degree of integration between our Exploration and Production and Gathering operations provided meaningful consolidated benefits, as Seneca’s record annual production drove a significant increase in our Gathering segment revenues this year, offsetting the impact of lower natural gas realizations. Our regulated Downstream and Midstream operations continue to provide diversification and predictable cash flows. The Utility segment delivered strong results in 2019, driven largely by modest customer growth and our ongoing investments in the modernization of our distribution network. These investments, which exceeded $74 million this fiscal year, further enhanced the safety and integrity of our pipeline systems, and contributed to earnings and rate base growth.”

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RECONCILIATION OF GAAP EARNINGS TO ADJUSTED OPERATING RESULTS

	Three Months Ended		Fiscal Year Ended
	September 30,		September 30,
(in thousands except per share amounts)	2019	2018	2019	2018
Reported GAAP Earnings	$47,281	$37,994	$304,290	$391,521
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	—	3,516	(5,000)	(103,484)
Mark-to-market adjustments due to hedge ineffectiveness (E&P)	(1,313)	346	(2,096)	782
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	276	(85)	440	(192)
Unrealized (gain) loss on other investments (Corporate / All Other)	949	—	2,045	—
Tax impact of unrealized (gain) loss on other investments	(199)	—	(429)	—
Premium paid on early redemption of debt (E&P)	—	962		962
Tax impact of premium paid on early redemption of debt	—	(235)		(235)
Adjusted Operating Results	$46,994	$42,498	$299,250	$289,354

Reported GAAP Earnings per share	$0.54	$0.44	$3.51	$4.53
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	—	0.04	(0.06)	(1.20)
Mark-to-market adjustments due to hedge ineffectiveness, net of tax (E&P)	(0.01)	—	(0.02)	0.01
Unrealized (gain) loss on other investments, net of tax (Corporate / All Other)	0.01	—	0.02	—
Premium paid on early redemption of debt, net of tax (E&P)	—	0.01	—	0.01
Adjusted Operating Results per share	$0.54	$0.49	$3.45	$3.35

FISCAL 2020 GUIDANCE UPDATE

National Fuel is revising its fiscal 2020 earnings guidance to reflect updated forecast assumptions and projections, including the expected impact of the decline in near-term natural gas prices that has occurred since the Company’s preliminary guidance was announced in August 2019. The Company is now projecting that earnings will be within the range of $3.00 to $3.30 per share, or $3.15 per share at the midpoint of the range. The decrease from the preliminary guidance is primarily due to lower expected price realizations on Seneca’s production, higher expected depreciation, depletion and amortization (“DD&A”) rates at Seneca, and higher expected pension and other postretirement benefit expenses. The increase in Seneca’s projected DD&A rate is largely due to higher expected future plugging and abandonment costs in California. The increase in pension and other postretirement benefit costs is being driven by changes in actuarial assumptions, primarily a lower discount rate resulting from the recent decline in interest rates.

The Company is now assuming that NYMEX natural gas prices will average $2.40 per MMBtu in fiscal 2020, a decrease of $0.15 per MMBtu from the $2.55 per MMBtu assumed in the preliminary guidance. For guidance purposes, the Company’s updated projections reflect the current NYMEX forward markets for natural gas and oil and consider the impact of local sales point differentials and new physical firm sales, transportation, or financial hedge contracts. During the fourth quarter, Seneca executed approximately 42 billion cubic feet (“Bcf”) of new NYMEX swap contracts. The Company currently has financial hedges and fixed price physical firm sales contracts in place on approximately 60% of Seneca’s expected fiscal 2020 production that, on average, lock-in a price realization of $2.30 per thousand cubic feet (“Mcf”).

The Exploration and Production segment’s fiscal 2020 net production forecast remains unchanged in the range of 235 to 245 billion cubic feet equivalent (“Bcfe”). The Company’s fiscal 2020 consolidated and individual segment capital expenditures guidance also remains unchanged from the preliminary guidance. The Company announced in August that it plans to reduce Seneca’s development activity in Appalachia in response to the decline in near-term natural gas prices. As planned, during the second quarter of fiscal 2020, Seneca expects to drop one of the three horizontal drilling rigs it is currently operating in Appalachia. Because the Company owns a majority of its natural gas interests in fee, Seneca has the flexibility to further reduce its capital investments should market conditions continue to weaken in order to preserve the economics of its development program.

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Mr. Bauer added: “As we look to the future, despite the headwind of natural gas prices in fiscal 2020, we are well-positioned to responsibly grow the Company in a manner that maintains the strength of our balance sheet and drives value for our shareholders. With line of sight on new firm transportation capacity to premium markets, Seneca will maintain its focus on prudently developing its Utica Shale reserves in our Western Development Area, where we are able to utilize our existing infrastructure, including gathering facilities, to enhance our consolidated upstream and midstream returns. Our Gathering business will continue to grow in lockstep with Seneca’s production, and is expected to see near-term annual revenue growth of approximately 10%. Our Pipeline and Storage business is targeting the completion of multiple expansion projects by the close of calendar 2021, which we expect to collectively grow annual revenues by approximately $65 million. And, our Utility business will continue to make investments to modernize its facilities, and to enhance the long-term reliability of our distribution systems, which we expect to modestly grow rate base and margin. All told, National Fuel is poised for continuing long-term success.”

Additional details on the Company's updated forecast assumptions and business segment guidance for fiscal 2020 are outlined in the table on page 7.

DISCUSSION OF FOURTH QUARTER RESULTS BY SEGMENT

The following discussion of earnings of each operating segment for the quarter ended September 30, 2019, is summarized in a tabular form on pages 8 and 9 of this report (earnings drivers for the fiscal year ended September 30, 2019 are summarized on pages 10 and 11). It may be helpful to refer to those tables while reviewing this discussion. As of the quarter ended September 30, 2019, the Company is no longer reporting the Energy Marketing operations as a reportable segment. The Energy Marketing operations have been included in the All Other category in the disclosures and tables that follow below. Prior year segment information has been restated to reflect this change in presentation.

Note that management defines Adjusted Operating Results as reported GAAP earnings adjusted for items impacting comparability, and Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Company, LLC ("Seneca"). Seneca explores for, develops and produces natural gas and oil reserves, primarily in Pennsylvania and California.

	Three Months Ended
	September 30,
(in thousands)	2019	2018	Variance
GAAP Earnings	$25,208	$19,580	$5,628
Remeasurement of deferred taxes under 2017 Tax Reform	—	2,804	(2,804)
Mark-to-market adjustments due to hedge ineffectiveness, net of tax	(1,037)	261	(1,298)
Premium paid on early redemption of debt, net of tax	—	727	(727)
Adjusted Operating Results	$24,171	$23,372	$799

Adjusted EBITDA	$89,509	$81,194	$8,315

Seneca’s fourth quarter GAAP earnings increased $5.6 million versus the prior year, which includes the net impact of non-cash mark-to-market adjustments recorded during the current and prior year relating to hedge ineffectiveness and certain items that impacted earnings in the prior year that did not recur in the current year (see table above). Excluding these items, Seneca’s fourth quarter earnings increased $0.8 million as the positive impacts of higher production and better realized crude oil prices on operating revenues, along with a lower effective income tax rate, were mostly offset by the negative impacts of lower realized natural gas prices on operating revenues and higher operating expenses.

Seneca produced 59.1 Bcfe during the fourth quarter, an increase of 11.8 Bcfe, or 25%, from the prior year. Natural gas production increased 11.7 billion cubic feet (“Bcf”), or 27%, due primarily to production from new Marcellus and Utica wells

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completed and connected to sales in Appalachia. Net production in Seneca’s Eastern Development Area increased 7.7 Bcf to 30.7 Bcf due largely to increased Utica development in the EDA-Tioga area and Marcellus development in the EDA-Lycoming area. Net gas production increased 4.0 Bcf to 24.1 Bcf in the WDA-Clermont area, where Seneca continues to experience stronger production and shallower declines from its Utica development program. Seneca’s oil production for the fourth quarter increased 14 thousand barrels ("Mbbl") from the prior year due to new wells coming online in the Pioneer development area in California.

Seneca's average realized natural gas price, after the impact of hedging and transportation costs, was $2.26 per Mcf, a decrease of $0.19 per Mcf from the prior year. This decline was largely due to lower NYMEX prices and lower spot pricing at local sales points in Pennsylvania. Seneca's average realized oil price, after the impact of hedging, was $61.00 per barrel ("Bbl"), an increase of $3.29 per Bbl over the prior year. The improvement in oil price realizations was due primarily to stronger price differentials at local sales points in California relative to West Texas Intermediate (WTI) prices.

The $22.3 million increase in Seneca’s total operating expenses was largely due to the higher production during the quarter. On a unit of production basis, operating expenses excluding DD&A expense declined $0.07 per thousand cubic feet equivalent (“Mcfe”), or 5%, to $1.25 per Mcfe from the $1.32 per Mcfe realized in the prior year. Lease operating and transportation (“LOE”) expense, which increased $8.8 million, includes the fees paid to the Company’s Gathering segment for gathering and compression services used to connect Seneca’s Marcellus and Utica production to sales points along interstate pipelines. The $10.6 million increase in DD&A expense was also due to a higher DD&A rate, which was driven by an increase in capitalized costs in Seneca’s full cost pool. The decline in Seneca’s effective tax rate was largely driven by the positive impact of the 2017 Tax Reform Act, a higher Enhanced Oil Recovery credit, and lower state taxes in the current year.

Proved Reserves Year-End Update

Seneca’s total proved natural gas and crude oil reserves at September 30, 2019 were 3,099 Bcfe, an increase of 575 Bcfe, or 23%, from the proved reserves reported at September 30, 2018. Seneca’s proved developed reserves at the end of fiscal 2019 were 2,081 Bcfe, representing 67% of total proved reserves. The proved reserves base is approximately 95% natural gas and 5% oil. In fiscal 2019, Seneca recorded 691 Bcfe of proved reserve extensions and discoveries, due primarily to Utica and Marcellus locations in Appalachia, and 96 Bcfe of net positive revisions due largely to improvements in well performance and Seneca’s shift towards drilling wells with longer laterals. As a result, Seneca replaced 372% of its fiscal 2019 production. Seneca’s three-year average finding and development cost at the end of fiscal 2019 was $0.56 per Mcfe, down $0.18 per Mcfe from the three-year average of $0.74 per Mcfe at the end of fiscal 2018.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended
	September 30,
(in thousands)	2019	2018	Variance
GAAP Earnings	$15,368	$15,337	$31

Adjusted EBITDA	$35,747	$37,699	$(1,952)

The Pipeline and Storage segment’s fourth quarter GAAP earnings were largely unchanged versus the prior year, as lower operating revenues were offset by lower operation and maintenance (“O&M”) and interest expenses. The $4.5 million decrease in operating revenues was due largely to the expiration of a significant firm transportation contract on the Empire system in December 2018. The impact of the contract expiration was partially offset by an increase in Empire’s transportation rates following the settlement of Empire’s rate case that became effective in January 2019. O&M expense decreased $2.7 million due primarily to lower compressor and facility maintenance costs. Interest expense decreased $0.8 million due primarily to lower borrowing rates.

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Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Company, LLC’s limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region, which currently delivers Seneca’s gross Appalachian production to the interstate pipeline system.

	Three Months Ended
	September 30,
(in thousands)	2019	2018	Variance
GAAP Earnings	$16,902	$14,783	$2,119
Remeasurement of deferred taxes under 2017 Tax Reform	—	12	(12)
Adjusted Operating Results	$16,902	$14,795	$2,107

Adjusted EBITDA	$29,895	$23,814	$6,081

The Gathering segment’s fourth quarter GAAP earnings increased $2.1 million over the prior year. The increase was driven primarily by higher operating revenues, which were partially offset by modest increases in O&M expense and DD&A expense and the impact of a higher effective tax rate. Operating revenues increased $6.7 million, or 24%, due primarily to a 12.7 Bcf increase in gathered volume from Seneca’s Appalachian natural gas production. The $0.6 million increase in O&M expense was due to an increase in compressor station operating and preventative maintenance activity as a result of higher throughput during the quarter. The $0.6 million increase in DD&A expense was due primarily to a $46 million increase in average plant assets in-service versus the prior year.

The increase in the Gathering segment’s effective tax rate was largely due to a deferred state tax adjustment that lowered prior year income tax expense. This nonrecurring item was partially offset by the impact of the 2017 Tax Reform Act, which lowered the Company’s statutory federal income tax rate from a blended 24.5% in fiscal 2018 to 21% in fiscal 2019.

Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	September 30,
(in thousands)	2019	2018	Variance
GAAP Earnings	$(7,728)	$(7,067)	$(661)

Adjusted EBITDA	$6,714	$10,514	$(3,800)

The $0.7 million increase in the Utility segment’s fourth quarter net loss was due largely to lower margin (operating revenues less purchased gas sold), partially offset by lower interest expense. A number of items contributed to the decrease in customer margin, including warmer weather and the net impact of revenue adjustments related to regulatory rate mechanisms. These items were offset partially by an increase in revenues relating to a system modernization tracking mechanism that became effective in December 2018. Interest expense decreased $1.0 million due primarily to lower borrowing rates following the Company’s early refinancing of an 8.75% coupon 10-year note at the end of the prior year.

Corporate and All Other

The Company’s operations that are included in Corporate and All Other, which now include the Company’s energy marketing business, generated a combined net loss of $2.5 million in the current year fourth quarter, which was $2.1 million lower than the loss of $4.6 million in the prior-year fourth quarter. The reduction in the net loss was driven primarily by lower interest expense and lower income tax expense. The lower income tax expense was due, in part, to the impact of the 2017 Tax Reform Act, which resulted in a remeasurement of deferred taxes that increased income tax expense in the prior year.

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EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, November 1, 2019, at 11 a.m. Eastern Time to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the NFG Investor Relations News & Events page at National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, audio access is also provided by dialing (toll-free) 833-287-0795, using conference ID number “4581569”. For those unable to listen to the live conference call, an audio replay will be available approximately two hours following the teleconference at the same website link and by phone at (toll-free) 800-585-8367 using conference ID number “4581569”. Both the webcast and a telephonic replay will be available until the close of business on Friday, November 8, 2019.

National Fuel is an integrated energy company reporting financial results for four operating segments: Exploration and Production, Pipeline and Storage, Gathering, and Utility. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Kenneth E. Webster	716-857-7067
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in the price of natural gas or oil; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; changes in price differentials between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of natural gas or oil having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; the impact of information technology, cybersecurity or data security breaches; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

GUIDANCE SUMMARY

As discussed on pages 2 and 3, the Company is revising its earnings guidance for fiscal 2020. Additional details on the Company's forecast assumptions and business segment guidance are outlined in the table below.

	Preliminary FY 2020 Guidance	Updated FY 2020 Guidance
Consolidated Earnings per Share	$3.25 to $3.55	$3.00 to $3.30
Consolidated Effective Tax Rate	~ 25%	~ 25%

Capital Expenditures (Millions)
Exploration and Production	$415 - $455	$415 - $455
Pipeline and Storage	$180 - $215	$180 - $215
Gathering	$40 - $50	$40 - $50
Utility	$90 - $100	$90 - $100
Consolidated Capital Expenditures	$725 - $820	$725 - $820

Exploration & Production Segment Guidance

Commodity Price Assumptions
NYMEX natural gas price	$2.55 /MMBtu	$2.40 /MMBtu
Appalachian basin spot price (winter | summer)	$2.20 /MMBtu | $2.00 /MMBtu	$2.20 /MMBtu | $2.00 /MMBtu
NYMEX (WTI) crude oil price	$55.00 /Bbl	$55.00 /Bbl
California oil price premium (% of WTI)	108%	106%

Production (Bcfe)
East Division - Appalachia	219 to 229	219 to 229
West Division - California	~ 16	~ 16
Total Production	235 to 245	235 to 245

E&P Operating Costs ($/Mcfe)
LOE	$0.85 - $0.90	$0.85 - $0.89
G&A	$0.25 - $0.30	$0.27 - $0.30
DD&A	$0.70 - $0.75	$0.73 - $0.77

Other Business Segment Guidance (Millions)
Gathering Segment Revenues	$135 - $145	$135 - $145
Pipeline and Storage Segment Revenues	$290 - $295	$290 - $295

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED SEPTEMBER 30, 2019
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

Fourth quarter 2018 GAAP earnings	$19,580	$15,337	$14,783	$(7,067)	$(4,639)	$37,994

Items impacting comparability:
Remeasurement of deferred taxes under 2017 Tax Reform	2,804		12		700	3,516
Mark-to-market adjustments due to hedge ineffectiveness	346					346
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	(85)					(85)
Premium paid on early redemption of debt	962					962
Tax impact of premium paid on early redemption of debt	(235)					(235)
Fourth quarter 2018 adjusted operating results	23,372	15,337	14,795	(7,067)	(3,939)	42,498

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	21,591					21,591
Higher (lower) crude oil production	593					593
Higher (lower) realized natural gas prices, after hedging	(7,923)					(7,923)
Higher (lower) realized crude oil prices, after hedging	1,521					1,521

Midstream Revenues
Higher (lower) operating revenues		(3,404)	5,051			1,647

Downstream Margins***
Impact of usage and weather				(1,131)		(1,131)
System modernization tracker revenues				484		484
Regulatory revenue adjustments				(757)		(757)

Operating Expenses
Lower (higher) lease operating and transportation expenses	(6,619)					(6,619)
Lower (higher) operating expenses	(1,862)	2,043	(464)	(815)		(1,098)
Lower (higher) depreciation / depletion	(7,983)		(489)			(8,472)

Other Income (Expense)
(Higher) lower other deductions		860		1,394		2,254
(Higher) lower interest expense	(672)	629	(140)	751	736	1,304

Income Taxes
Impact of tax rate reduction due to 2017 Tax Reform	1,543	675	547	(562)	(23)	2,180
Lower (higher) income tax expense / effective tax rate	1,551	(473)	(2,408)	895	726	291

All other / rounding	(941)	(299)	10	(920)	781	(1,369)
Fourth quarter 2019 adjusted operating results	24,171	15,368	16,902	(7,728)	(1,719)	46,994

Items impacting comparability:
Mark-to-market adjustments due to hedge ineffectiveness	1,313					1,313
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	(276)					(276)
Unrealized gain (loss) on other investments					(949)	(949)
Tax impact of unrealized gain (loss) on other investments					199	199
Fourth quarter 2019 GAAP earnings	$25,208	$15,368	$16,902	$(7,728)	$(2,469)	$47,281

* Amounts do not reflect intercompany eliminations
** Operating results have been calculated using the 24.5% federal statutory rate effective for the 2018 fiscal year. The impact of the change to a 21% federal statutory rate for the 2019 fiscal year is broken out separately under the caption "Income Taxes".

*** Downstream margin defined as operating revenues less purchased gas expense.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED SEPTEMBER 30, 2019
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*

Fourth quarter 2018 GAAP earnings per share	$0.23	$0.18	$0.17	$(0.08)	$(0.06)	$0.44
Items impacting comparability:
Remeasurement of deferred taxes under 2017 Tax Reform	0.03		—		0.01	0.04
Mark-to-market adjustments due to hedge ineffectiveness, net of tax	—					—
Premium paid on early redemption of debt, net of tax	0.01					0.01
Fourth quarter 2018 adjusted operating results per share	0.27	0.18	0.17	(0.08)	(0.05)	0.49

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	0.25					0.25
Higher (lower) crude oil production	0.01					0.01
Higher (lower) realized natural gas prices, after hedging	(0.09)					(0.09)
Higher (lower) realized crude oil prices, after hedging	0.02					0.02

Midstream Revenues
Higher (lower) operating revenues		(0.04)	0.06			0.02

Downstream Margins***
Impact of usage and weather				(0.01)		(0.01)
System modernization tracker revenues				0.01		0.01
Regulatory revenue adjustments				(0.01)		(0.01)

Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.08)					(0.08)
Lower (higher) operating expenses	(0.02)	0.02	(0.01)	(0.01)		(0.02)
Lower (higher) depreciation / depletion	(0.09)		(0.01)			(0.10)

Other Income (Expense)
(Higher) lower other deductions		0.01		0.02		0.03
(Higher) lower interest expense	(0.01)	0.01	—	0.01	0.01	0.02

Income Taxes
Impact of tax rate reduction due to 2017 Tax Reform	0.02	0.01	0.01	(0.01)	—	0.03
Lower (higher) income tax expense / effective tax rate	0.02	(0.01)	(0.03)	0.01	0.01	—

All other / rounding	(0.02)	—	—	(0.02)	0.01	(0.03)
Fourth quarter 2019 adjusted operating results per share	0.28	0.18	0.19	(0.09)	(0.02)	0.54

Items impacting comparability:
Mark-to-market adjustments due to hedge ineffectiveness, net of tax	0.01					0.01
Unrealized gain (loss) on other investments, net of tax					(0.01)	(0.01)
Fourth quarter 2019 GAAP earnings per share	$0.29	$0.18	$0.19	$(0.09)	$(0.03)	$0.54

* Amounts do not reflect intercompany eliminations
** Operating results have been calculated using the 24.5% federal statutory rate effective for the 2018 fiscal year. The impact of the change to a 21% federal statutory rate for the 2019 fiscal year is broken out separately under the caption "Income Taxes".

*** Downstream margin defined as operating revenues less purchased gas expense.

Page 10.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
TWELVE MONTHS ENDED SEPTEMBER 30, 2019
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

Fiscal 2018 GAAP earnings	$180,632	$97,246	$83,519	$51,217	$(21,093)	$391,521

Items impacting comparability:
Remeasurement of deferred taxes under 2017 Tax Reform	(73,706)	(14,100)	(34,488)		18,810	(103,484)
Mark-to-market adjustments due to hedge ineffectiveness	782					782
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	(192)					(192)
Premium paid on early redemption of debt	962					962
Tax impact of premium paid on early redemption of debt	(235)					(235)
Fiscal 2018 adjusted operating results	108,243	83,146	49,031	51,217	(2,283)	289,354

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	66,573					66,573
Higher (lower) crude oil production	(9,372)					(9,372)
Higher (lower) realized natural gas prices, after hedging	(12,350)					(12,350)
Higher (lower) realized crude oil prices, after hedging	5,243					5,243

Midstream Revenues
Higher (lower) operating revenues		(9,092)	14,479			5,387

Downstream Margins***
Impact of usage and weather				2,554		2,554
System modernization tracker revenues				3,085		3,085
Lower (higher) refund provision on tax rate change				(3,783)		(3,783)
Regulatory revenue adjustments				416		416
Higher (lower) energy marketing margins					(3,841)	(3,841)

Operating Expenses
Lower (higher) lease operating and transportation expenses	(18,048)					(18,048)
Lower (higher) operating expenses	(3,497)	(5,914)	(2,144)	(1,710)		(13,265)
Lower (higher) property, franchise and other taxes	(2,511)	(1,055)				(3,566)
Lower (higher) depreciation / depletion	(23,035)	(1,120)	(2,057)			(26,212)

Other Income (Expense)
(Higher) lower other deductions		2,439		3,814		6,253
(Higher) lower interest expense	(1,096)	1,692	116	2,501	1,925	5,138

Income Taxes
Impact of tax rate reduction due to 2017 Tax Reform	5,099	2,895	2,516	2,251	(315)	12,446
Lower (higher) income tax expense / effective tax rate	(5,825)	1,411	(3,801)	1,089	1,792	(5,334)

All other / rounding	(263)	(391)	(227)	(563)	16	(1,428)
Fiscal 2019 adjusted operating results	109,161	74,011	57,913	60,871	(2,706)	299,250

Items impacting comparability:
Remeasurement of deferred taxes under 2017 Tax Reform	990		500		3,510	5,000
Mark-to-market adjustments due to hedge ineffectiveness	2,096					2,096
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	(440)					(440)
Unrealized gain (loss) on other investments					(2,045)	(2,045)
Tax impact of unrealized gain (loss) on other investments					429	429
Fiscal 2019 GAAP earnings	$111,807	$74,011	$58,413	$60,871	$(812)	$304,290

* Amounts do not reflect intercompany eliminations
** Operating results have been calculated using the 24.5% federal statutory rate effective for the 2018 fiscal year. The impact of the change to a 21% federal statutory rate for the 2019 fiscal year is broken out separately under the caption "Income Taxes".

*** Downstream margin defined as operating revenues less purchased gas expense.

Page 11.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
TWELVE MONTHS ENDED SEPTEMBER 30, 2019
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*
Fiscal 2018 GAAP earnings per share	$2.09	$1.13	$0.97	$0.59	$(0.25)	$4.53
Items impacting comparability:
Remeasurement of deferred taxes under 2017 Tax Reform	(0.85)	(0.16)	(0.40)		0.21	(1.20)
Mark-to-market adjustments due to hedge ineffectiveness, net of tax	0.01					0.01
Premium paid on early redemption of debt, net of tax	0.01					0.01
Rounding	(0.01)	(0.01)	—	—	0.02	—
Fiscal 2018 adjusted operating results per share	1.25	0.96	0.57	0.59	(0.02)	3.35

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	0.77					0.77
Higher (lower) crude oil production	(0.11)					(0.11)
Higher (lower) realized natural gas prices, after hedging	(0.14)					(0.14)
Higher (lower) realized crude oil prices, after hedging	0.06					0.06

Midstream Revenues
Higher (lower) operating revenues		(0.10)	0.17			0.07

Downstream Margins***
Impact of usage and weather				0.03		0.03
System modernization tracker revenues				0.04		0.04
Lower (higher) refund provision on tax rate change				(0.04)		(0.04)
Regulatory revenue adjustments				—		—
Higher (lower) energy marketing margins					(0.04)	(0.04)

Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.21)					(0.21)
Lower (higher) operating expenses	(0.04)	(0.07)	(0.02)	(0.02)		(0.15)
Lower (higher) property, franchise and other taxes	(0.03)	(0.01)				(0.04)
Lower (higher) depreciation / depletion	(0.27)	(0.01)	(0.02)			(0.30)

Other Income (Expense)
(Higher) lower other deductions		0.03		0.04		0.07
(Higher) lower interest expense	(0.01)	0.02	—	0.03	0.02	0.06

Income Taxes
Impact of tax rate reduction due to 2017 Tax Reform	0.06	0.03	0.03	0.03	—	0.15
Lower (higher) income tax expense / effective tax rate	(0.07)	0.02	(0.04)	0.01	0.02	(0.06)

All other / rounding	—	(0.02)	(0.02)	(0.01)	(0.01)	(0.06)
Fiscal 2019 adjusted operating results per share	1.26	0.85	0.67	0.70	(0.03)	3.45

Items impacting comparability:
Remeasurement of deferred taxes under 2017 Tax Reform	0.01		0.01		0.04	0.06
Mark-to-market adjustments due to hedge ineffectiveness, net of tax	0.02					0.02
Unrealized gain (loss) on other investments, net of tax					(0.02)	(0.02)
Rounding			(0.01)		0.01	—
Fiscal 2019 GAAP earnings per share	$1.29	$0.85	$0.67	$0.70	$—	$3.51

* Amounts do not reflect intercompany eliminations
** Operating results have been calculated using the 24.5% federal statutory rate effective for the 2018 fiscal year. The impact of the change to a 21% federal statutory rate for the 2019 fiscal year is broken out separately under the caption "Income Taxes".

*** Downstream margin defined as operating revenues less purchased gas expense.

Page 12.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2019	2018	2019	2018
Operating Revenues:
Utility and Energy Marketing Revenues	$79,925	$93,240	$860,985	$812,474
Exploration and Production and Other Revenues	166,262	143,998	636,528	569,808
Pipeline and Storage and Gathering Revenues	47,153	51,958	195,819	210,386
	293,340	289,196	1,693,332	1,592,668
Operating Expenses:
Purchased Gas	4,728	14,968	386,265	337,822
Operation and Maintenance:
Utility and Energy Marketing	39,390	38,537	171,472	168,885
Exploration and Production and Other	38,847	34,656	147,457	139,546
Pipeline and Storage and Gathering	30,926	33,067	111,783	101,338
Property, Franchise and Other Taxes	20,839	20,148	88,886	84,393
Depreciation, Depletion and Amortization	74,670	63,159	275,660	240,961
	209,400	204,535	1,181,523	1,072,945

Operating Income	83,940	84,661	511,809	519,723

Other Income (Expense):
Other Income (Deductions)	1,435	(968)	(15,542)	(21,174)
Interest Expense on Long-Term Debt	(25,598)	(28,534)	(101,614)	(110,946)
Other Interest Expense	(1,081)	(834)	(5,142)	(3,576)

Income Before Income Taxes	58,696	54,325	389,511	384,027

Income Tax Expense (Benefit)	11,415	16,331	85,221	(7,494)

Net Income Available for Common Stock	$47,281	$37,994	$304,290	$391,521

Earnings Per Common Share
Basic	$0.55	$0.44	$3.53	$4.56
Diluted	$0.54	$0.44	$3.51	$4.53

Weighted Average Common Shares:
Used in Basic Calculation	86,315,038	85,953,204	86,235,550	85,830,597
Used in Diluted Calculation	86,807,821	86,650,677	86,773,259	86,439,698

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	September 30,
(Thousands of Dollars)	2019	2018

ASSETS
Property, Plant and Equipment	$11,204,838	$10,439,839
Less - Accumulated Depreciation, Depletion and Amortization	5,695,328	5,462,696
Net Property, Plant and Equipment	5,509,510	4,977,143

Current Assets:
Cash and Temporary Cash Investments	20,428	229,606
Hedging Collateral Deposits	6,832	3,441
Receivables - Net	139,956	141,498
Unbilled Revenue	18,758	24,182
Gas Stored Underground	36,632	37,813
Materials and Supplies - at average cost	40,717	35,823
Unrecovered Purchased Gas Costs	2,246	4,204
Other Current Assets	97,054	68,024
Total Current Assets	362,623	544,591

Other Assets:
Recoverable Future Taxes	115,197	115,460
Unamortized Debt Expense	14,005	15,975
Other Regulatory Assets	167,320	112,918
Deferred Charges	33,843	40,025
Other Investments	144,917	132,545
Goodwill	5,476	5,476
Prepaid Post-Retirement Benefit Costs	60,517	82,733
Fair Value of Derivative Financial Instruments	48,669	9,518
Other	80	102
Total Other Assets	590,024	514,752
Total Assets	$6,462,157	$6,036,486

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 86,315,287 Shares and 85,956,814 Shares, Respectively	$86,315	$85,957
Paid in Capital	832,264	820,223
Earnings Reinvested in the Business	1,272,601	1,098,900
Accumulated Other Comprehensive Loss	(52,155)	(67,750)
Total Comprehensive Shareholders' Equity	2,139,025	1,937,330
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,133,718	2,131,365
Total Capitalization	4,272,743	4,068,695

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	55,200	—
Current Portion of Long-Term Debt	—	—
Accounts Payable	132,208	160,031
Amounts Payable to Customers	7,445	3,394
Dividends Payable	37,547	36,532
Interest Payable on Long-Term Debt	18,508	19,062
Customer Advances	13,044	13,609
Customer Security Deposits	16,210	25,703
Other Accruals and Current Liabilities	139,600	132,693
Fair Value of Derivative Financial Instruments	5,574	49,036
Total Current and Accrued Liabilities	425,336	440,060

Deferred Credits:
Deferred Income Taxes	653,382	512,686
Taxes Refundable to Customers	366,503	370,628
Cost of Removal Regulatory Liability	221,699	212,311
Other Regulatory Liabilities	138,939	146,743
Pension and Other Post-Retirement Liabilities	133,729	66,103
Asset Retirement Obligations	127,458	108,235
Other Deferred Credits	122,368	111,025
Total Deferred Credits	1,764,078	1,527,731
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$6,462,157	$6,036,486

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Twelve Months Ended
	September 30,
(Thousands of Dollars)	2019	2018

Operating Activities:
Net Income Available for Common Stock	$304,290	$391,521
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	275,660	240,961
Deferred Income Taxes	122,265	(18,153)
Stock-Based Compensation	21,186	15,762
Other	8,608	16,133
Change in:
Receivables and Unbilled Revenue	6,379	(30,882)
Gas Stored Underground and Materials and Supplies	(3,713)	(4,021)
Unrecovered Purchased Gas Costs	1,958	419
Other Current Assets	(29,030)	(16,519)
Accounts Payable	(24,770)	17,962
Amounts Payable to Customers	4,051	3,394
Customer Advances	(565)	(2,092)
Customer Security Deposits	(9,493)	5,331
Other Accruals and Current Liabilities	10,992	3,865
Other Assets	5,115	(9,556)
Other Liabilities	1,550	1,178
Net Cash Provided by Operating Activities	$694,483	$615,303

Investing Activities:
Capital Expenditures	$(788,938)	$(584,004)
Net Proceeds from Sale of Oil and Gas Producing Properties	—	55,506
Other	(10,237)	(389)
Net Cash Used in Investing Activities	$(799,175)	$(528,887)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$55,200	$—
Reduction of Long-Term Debt	—	(566,512)
Dividends Paid on Common Stock	(147,418)	(143,258)
Net Proceeds From Issuance of Long-Term Debt	—	295,020
Net Proceeds from Issuance (Repurchase) of Common Stock	(8,877)	4,110
Net Cash Used in Financing Activities	$(101,095)	$(410,640)

Net Decrease in Cash, Cash Equivalents, and Restricted Cash	(205,787)	(324,224)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	233,047	557,271
Cash, Cash Equivalents, and Restricted Cash at September 30	$27,260	$233,047

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
EXPLORATION AND PRODUCTION SEGMENT	2019	2018	Variance	2019	2018	Variance
Total Operating Revenues	$164,887	$143,167	$21,720	$632,740	$564,547	$68,193

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	16,063	14,127	1,936	64,003	59,424	4,579
Lease Operating and Transportation Expense	50,409	41,642	8,767	186,626	162,721	23,905
All Other Operation and Maintenance Expense	3,425	2,895	530	11,130	11,077	53
Property, Franchise and Other Taxes	4,168	3,655	513	17,726	14,400	3,326
Depreciation, Depletion and Amortization	44,141	33,567	10,574	154,784	124,274	30,510
	118,206	95,886	22,320	434,269	371,896	62,373

Operating Income	46,681	47,281	(600)	198,471	192,651	5,820

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(4)	(293)	289	(16)	(1,172)	1,156
Interest and Other Income	273	392	(119)	1,107	1,479	(372)
Interest Expense on Long-Term Debt	—	(962)	962	—	(962)	962
Other Interest Expense	(14,216)	(13,326)	(890)	(54,777)	(53,326)	(1,451)

Income Before Income Taxes	32,734	33,092	(358)	144,785	138,670	6,115
Income Tax Expense (Benefit)	7,526	13,512	(5,986)	32,978	(41,962)	74,940
Net Income	$25,208	$19,580	$5,628	$111,807	$180,632	$(68,825)

Net Income Per Share (Diluted)	$0.29	$0.23	$0.06	$1.29	$2.09	$(0.80)

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
PIPELINE AND STORAGE SEGMENT	2019	2018	Variance	2019	2018	Variance
Revenues from External Customers	$47,143	$51,958	$(4,815)	$195,808	$210,345	$(14,537)
Intersegment Revenues	22,764	22,457	307	92,475	89,981	2,494
Total Operating Revenues	69,907	74,415	(4,508)	288,283	300,326	(12,043)

Operating Expenses:
Purchased Gas	241	341	(100)	1,124	607	517
Operation and Maintenance	26,099	28,805	(2,706)	94,710	86,877	7,833
Property, Franchise and Other Taxes	7,820	7,570	250	30,268	28,870	1,398
Depreciation, Depletion and Amortization	11,387	11,141	246	44,947	43,463	1,484
	45,547	47,857	(2,310)	171,049	159,817	11,232

Operating Income	24,360	26,558	(2,198)	117,234	140,509	(23,275)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	930	353	577	3,257	1,421	1,836
Interest and Other Income	1,882	1,320	562	5,900	4,505	1,395
Interest Expense	(7,132)	(7,965)	833	(29,142)	(31,383)	2,241

Income Before Income Taxes	20,040	20,266	(226)	97,249	115,052	(17,803)
Income Tax Expense	4,672	4,929	(257)	23,238	17,806	5,432
Net Income	$15,368	$15,337	$31	$74,011	$97,246	$(23,235)

Net Income Per Share (Diluted)	$0.18	$0.18	$—	$0.85	$1.13	$(0.28)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
GATHERING SEGMENT	2019	2018	Variance	2019	2018	Variance
Revenues from External Customers	$10	$—	$10	$11	$41	$(30)
Intersegment Revenues	35,132	28,452	6,680	127,064	107,856	19,208
Total Operating Revenues	35,142	28,452	6,690	127,075	107,897	19,178

Operating Expenses:
Operation and Maintenance	5,229	4,615	614	18,702	15,862	2,840
Property, Franchise and Other Taxes	18	23	(5)	81	98	(17)
Depreciation, Depletion and Amortization	5,202	4,554	648	20,038	17,313	2,725
	10,449	9,192	1,257	38,821	33,273	5,548

Operating Income	24,693	19,260	5,433	88,254	74,624	13,630

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(1)	(82)	81	(86)	(328)	242
Interest and Other Income	57	130	(73)	546	1,106	(560)
Interest Expense	(2,397)	(2,211)	(186)	(9,406)	(9,560)	154

Income Before Income Taxes	22,352	17,097	5,255	79,308	65,842	13,466
Income Tax Expense (Benefit)	5,450	2,314	3,136	20,895	(17,677)	38,572
Net Income	$16,902	$14,783	$2,119	$58,413	$83,519	$(25,106)

Net Income Per Share (Diluted)	$0.19	$0.17	$0.02	$0.67	$0.97	$(0.30)

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESS

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
UTILITY SEGMENT	2019	2018	Variance	2019	2018	Variance
Revenues from External Customers	$67,189	$75,231	$(8,042)	$715,813	$674,726	$41,087
Intersegment Revenues	1,645	1,399	246	11,629	12,800	(1,171)
Total Operating Revenues	68,834	76,630	(7,796)	727,442	687,526	39,916

Operating Expenses:
Purchased Gas	14,712	19,683	(4,971)	342,832	306,130	36,702
Operation and Maintenance	38,845	37,798	1,047	168,684	165,858	2,826
Property, Franchise and Other Taxes	8,563	8,635	(72)	39,792	39,984	(192)
Depreciation, Depletion and Amortization	13,630	13,272	358	53,832	53,253	579
	75,750	79,388	(3,638)	605,140	565,225	39,915

Operating Income (Loss)	(6,916)	(2,758)	(4,158)	122,302	122,301	1

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(2,040)	(3,722)	1,682	(27,600)	(31,399)	3,799
Interest and Other Income	870	705	165	3,579	2,326	1,253
Interest Expense	(5,492)	(6,487)	995	(23,443)	(26,753)	3,310

Income (Loss) Before Income Taxes	(13,578)	(12,262)	(1,316)	74,838	66,475	8,363
Income Tax Expense (Benefit)	(5,850)	(5,195)	(655)	13,967	15,258	(1,291)
Net Income (Loss)	$(7,728)	$(7,067)	$(661)	$60,871	$51,217	$9,654

Net Income (Loss) Per Share (Diluted)	$(0.09)	$(0.08)	$(0.01)	$0.70	$0.59	$0.11

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
ALL OTHER	2019	2018	Variance	2019	2018	Variance
Revenues from External Customers	$13,977	$18,785	$(4,808)	$148,582	$142,349	$6,233
Intersegment Revenues	71	237	(166)	1,127	826	301
Total Operating Revenues	14,048	19,022	(4,974)	149,709	143,175	6,534
Operating Expenses:
Purchased Gas	13,439	18,242	(4,803)	144,292	131,481	12,811
Operation and Maintenance	1,837	1,833	4	7,549	7,438	111
Property, Franchise and Other Taxes	141	140	1	540	565	(25)
Depreciation, Depletion and Amortization	115	436	(321)	1,291	1,902	(611)
	15,532	20,651	(5,119)	153,672	141,386	12,286

Operating Income (Loss)	(1,484)	(1,629)	145	(3,963)	1,789	(5,752)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(11)	(133)	122	(153)	(535)	382
Interest and Other Income	319	335	(16)	1,371	1,154	217
Other Interest Expense	(6)	(5)	(1)	(21)	(22)	1

Income (Loss) Before Income Taxes	(1,182)	(1,432)	250	(2,766)	2,386	(5,152)
Income Tax Expense (Benefit)	(316)	(474)	158	(955)	2,125	(3,080)
Net Income (Loss)	$(866)	$(958)	$92	$(1,811)	$261	$(2,072)
Net Income (Loss) Per Share (Diluted)	$(0.01)	$(0.01)	$—	$(0.02)	$—	$(0.02)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
CORPORATE	2019	2018	Variance	2019	2018	Variance
Revenues from External Customers	$134	$55	$79	$378	$660	$(282)
Intersegment Revenues	1,144	1,047	97	4,638	4,045	593
Total Operating Revenues	1,278	1,102	176	5,016	4,705	311
Operating Expenses:
Operation and Maintenance	4,348	4,839	(491)	14,258	15,624	(1,366)
Property, Franchise and Other Taxes	129	125	4	479	476	3
Depreciation, Depletion and Amortization	195	189	6	768	756	12
	4,672	5,153	(481)	15,505	16,856	(1,351)

Operating Loss	(3,394)	(4,051)	657	(10,489)	(12,151)	1,662

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(647)	(156)	(491)	(2,679)	(624)	(2,055)
Interest and Other Income	28,993	30,552	(1,559)	115,605	124,002	(8,397)
Interest Expense on Long-Term Debt	(25,598)	(27,572)	1,974	(101,614)	(109,984)	8,370
Other Interest Expense	(1,024)	(1,209)	185	(4,726)	(5,641)	915

Loss before Income Taxes	(1,670)	(2,436)	766	(3,903)	(4,398)	495
Income Tax Expense (Benefit)	(67)	1,245	(1,312)	(4,902)	16,956	(21,858)
Net Income (Loss)	$(1,603)	$(3,681)	$2,078	$999	$(21,354)	$22,353
Net Income (Loss) Per Share (Diluted)	$(0.02)	$(0.05)	$0.03	$0.02	$(0.25)	$0.27

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
INTERSEGMENT ELIMINATIONS	2019	2018	Variance	2019	2018	Variance
Intersegment Revenues	$(60,756)	$(53,592)	$(7,164)	$(236,933)	$(215,508)	$(21,425)
Operating Expenses:
Purchased Gas	(23,664)	(23,298)	(366)	(101,983)	(100,396)	(1,587)
Operation and Maintenance	(37,092)	(30,294)	(6,798)	(134,950)	(115,112)	(19,838)
	(60,756)	(53,592)	(7,164)	(236,933)	(215,508)	(21,425)

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest and Other Deductions	(29,186)	(30,369)	1,183	(116,373)	(123,109)	6,736
Interest Expense	29,186	30,369	(1,183)	116,373	123,109	(6,736)
Net Income (Loss)	$—	$—	$—	$—	$—	$—
Net Income (Loss) Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Twelve Months Ended
	September 30,					September 30,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2019		2018		(Decrease)	2019		2018		(Decrease)

Capital Expenditures:
Exploration and Production	$100,215	(1)	$110,801	(2)	$(10,586)	$491,889	(1)(2)	$380,677	(2)(3)	$111,212
Pipeline and Storage	54,878	(1)	39,476	(2)	15,402	143,005	(1)(2)	92,832	(2)(3)	50,173
Gathering	10,254	(1)	13,961	(2)	(3,707)	49,650	(1)(2)	61,728	(2)(3)	(12,078)
Utility	37,483	(1)	33,621	(2)	3,862	95,847	(1)(2)	85,648	(2)(3)	10,199
Total Reportable Segments	202,830		197,859		4,971	780,391		620,885		159,506
All Other	5		7		(2)	128		41		87
Corporate	358		131		227	727		181		546
Eliminations	—		(583)		583	—		(20,505)		20,505
Total Capital Expenditures	$203,193		$197,414		$5,779	$781,246		$600,602		$180,644

(1)
Capital expenditures for the quarter and year ended September 30, 2019, include accounts payable and accrued liabilities related to capital expenditures of $38.0 million, $23.8 million, $6.6 million, and $12.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at September 30, 2019, since they represent non-cash investing activities at that date.

(2)
Capital expenditures for the year ended September 30, 2019, exclude capital expenditures of $51.3 million, $21.9 million, $6.1 million and $9.5 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2018 and paid during the year ended September 30, 2019. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2018, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at September 30, 2019.

(3)
Capital expenditures for the year ended September 30, 2018, exclude capital expenditures of $36.5 million, $25.1 million, $3.9 million and $6.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2017 and paid during the year ended September 30, 2018. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2017, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at September 30, 2018.

DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended September 30	Normal	2019	2018	Normal (1)	Last Year (1)

Buffalo, NY	162	45	83	(72.2)	(45.8)
Erie, PA	124	12	47	(90.3)	(74.5)

Twelve Months Ended September 30

Buffalo, NY	6,617	6,699	6,391	1.2	4.8
Erie, PA	6,147	5,911	5,976	(3.8)	(1.1)

(1)	Percents compare actual 2019 degree days to normal degree days and actual 2019 degree days to actual 2018 degree days.

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2019	2018	(Decrease)	2019	2018	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	54,952	43,238	11,714	195,906	160,499	35,407
West Coast	491	511	(20)	1,974	2,407	(433)
Total Production	55,443	43,749	11,694	197,880	162,906	34,974

Average Prices (Per Mcf)
Appalachia	$1.95	$2.34	$(0.39)	$2.40	$2.36	$0.04
West Coast	3.94	5.73	(1.79)	5.15	4.86	0.29
Weighted Average	1.97	2.38	(0.41)	2.43	2.40	0.03
Weighted Average after Hedging	2.26	2.45	(0.19)	2.44	2.52	(0.08)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	1	1	—	3	4	(1)
West Coast	611	597	14	2,320	2,531	(211)
Total Production	612	598	14	2,323	2,535	(212)

Average Prices (Per Barrel)
Appalachia	$60.70	$66.97	$(6.27)	$57.14	$57.76	$(0.62)
West Coast	61.85	71.91	(10.06)	64.18	66.39	(2.21)
Weighted Average	61.85	71.90	(10.05)	64.17	66.38	(2.21)
Weighted Average after Hedging	61.00	57.71	3.29	61.65	58.66	2.99

Total Production (MMcfe)	59,115	47,337	11,778	211,818	178,116	33,702

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.27	$0.30	$(0.03)	$0.30	$0.33	$(0.03)
Lease Operating and Transportation Expense per Mcfe (1)(2)	$0.85	$0.88	$(0.03)	$0.88	$0.91	$(0.03)
Depreciation, Depletion & Amortization per Mcfe (1)	$0.75	$0.71	$0.04	$0.73	$0.70	$0.03

(1)
Refer to page 15 for the General and Administrative Expense, Lease Operating and Transportation Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

(2)
Amounts include transportation expense of $0.56 and $0.53 per Mcfe for the three months ended September 30, 2019 and September 30, 2018, respectively. Amounts include transportation expense of $0.56 and $0.54 per Mcfe for the twelve months ended September 30, 2019 and September 30, 2018, respectively.

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Fiscal 2020	Volume		Average Hedge Price
Oil Swaps
Brent	1,260,000	BBL	$64.66 / BBL
NYMEX	324,000	BBL	$50.52 / BBL
Total	1,584,000	BBL	$61.77 / BBL

Gas Swaps
NYMEX	84,630,000	MMBTU	$2.72 / MMBTU
DAWN	7,200,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	48,281,386	MMBTU	$2.38 / MMBTU
Total	140,111,386	MMBTU	$2.62 / MMBTU

Hedging Summary for Fiscal 2021	Volume		Average Hedge Price
Oil Swaps
Brent	576,000	BBL	$64.48 / BBL
NYMEX	156,000	BBL	$51.00 / BBL
Total	732,000	BBL	$61.61 / BBL

Gas Swaps
NYMEX	10,630,000	MMBTU	$2.80 / MMBTU
DAWN	600,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	41,206,344	MMBTU	$2.21 / MMBTU
Total	52,436,344	MMBTU	$2.34 / MMBTU

Hedging Summary for Fiscal 2022	Volume		Average Hedge Price
Oil Swaps
Brent	300,000	BBL	$60.07 / BBL
NYMEX	156,000	BBL	$51.00 / BBL
Total	456,000	BBL	$56.97 / BBL

Fixed Price Physical Sales	40,242,536	MMBTU	$2.23 / MMBTU

Hedging Summary for Fiscal 2023	Volume		Average Hedge Price
Fixed Price Physical Sales	36,807,532	MMBTU	$2.25 / MMBTU

Hedging Summary for Fiscal 2024	Volume		Average Hedge Price
Fixed Price Physical Sales	20,801,194	MMBTU	$2.25 / MMBTU

Hedging Summary for Fiscal 2025	Volume		Average Hedge Price
Fixed Price Physical Sales	2,293,200	MMBTU	$2.18 / MMBTU

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Reserve Quantity Information
(Unaudited)

	Gas MMcf
	U.S.
	Appalachian	West Coast	Total
	Region	Region	Company
Proved Developed and Undeveloped Reserves:
September 30, 2018	2,320,502	36,840	2,357,342
Extensions and Discoveries	686,549	—	686,549
Revisions of Previous Estimates	104,741	(1,233)	103,508
Production	(195,906)	(1,974)	(197,880)
September 30, 2019	2,915,886	33,633	2,949,519

Proved Developed Reserves:

September 30, 2018	1,569,692	36,840	1,606,532
September 30, 2019	1,901,162	33,633	1,934,795

	Oil Mbbl
	U.S.
	Appalachian	West Coast	Total
	Region	Region	Company
Proved Developed and Undeveloped Reserves:
September 30, 2018	14	27,649	27,663
Extensions and Discoveries	—	787	787
Revisions of Previous Estimates	2	(1,256)	(1,254)
Production	(3)	(2,320)	(2,323)
September 30, 2019	13	24,860	24,873

Proved Developed Reserves:

September 30, 2018	14	26,689	26,703
September 30, 2019	13	24,246	24,259

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2019	2018	(Decrease)	2019	2018	(Decrease)
Firm Transportation - Affiliated	14,194	15,058	(864)	121,618	119,164	2,454
Firm Transportation - Non-Affiliated	153,838	165,809	(11,971)	596,676	645,156	(48,480)
Interruptible Transportation	189	393	(204)	2,163	3,546	(1,383)
	168,221	181,260	(13,039)	720,457	767,866	(47,409)

Gathering Volume - (MMcf)
	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2019	2018	(Decrease)	2019	2018	(Decrease)
Gathered Volume - Affiliated	65,170	52,427	12,743	234,760	198,355	36,405

Utility Throughput - (MMcf)
	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2019	2018	(Decrease)	2019	2018	(Decrease)
Retail Sales:
Residential Sales	3,247	3,707	(460)	63,828	60,174	3,654
Commercial Sales	490	567	(77)	9,489	9,187	302
Industrial Sales	63	63	—	702	623	79
	3,800	4,337	(537)	74,019	69,984	4,035
Off-System Sales	—	—	—	—	141	(141)
Transportation	10,115	10,430	(315)	76,028	76,828	(800)
	13,915	14,767	(852)	150,047	146,953	3,094

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Adjusted Operating Results and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Adjusted Operating Results as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to Adjusted Operating Results for the three and twelve months ended September 30, 2019 and 2018:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(in thousands except per share amounts)	2019	2018	2019	2018
Reported GAAP Earnings	$47,281	$37,994	$304,290	$391,521
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	—	3,516	(5,000)	(103,484)
Mark-to-market adjustments due to hedge ineffectiveness (E&P)	(1,313)	346	(2,096)	782
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	276	(85)	440	(192)
Unrealized (gain) loss on other investments (Corporate/All Other)	949	—	2,045	—
Tax impact of unrealized (gain) loss on other investments	(199)	—	(429)	—
Premium paid on early redemption of debt (E&P)	—	962	—	962
Tax impact of premium paid on early redemption of debt	—	(235)	—	(235)
Adjusted Operating Results	$46,994	$42,498	$299,250	$289,354

Reported GAAP Earnings per share	$0.54	$0.44	$3.51	$4.53
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	—	0.04	(0.06)	(1.20)
Mark-to-market adjustments due to hedge ineffectiveness, net of tax (E&P)	(0.01)	—	(0.02)	0.01
Unrealized (gain) loss on other investments, net of tax (Corporate/All Other)	0.01	—	0.02	—
Premium paid on early redemption of debt, net of tax (E&P)	—	0.01	—	0.01
Adjusted Operating Results per share	$0.54	$0.49	$3.45	$3.35

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three and twelve months ended September 30, 2019 and 2018:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(in thousands)	2019	2018	2019	2018
Reported GAAP Earnings	$47,281	$37,994	$304,290	$391,521
Depreciation, Depletion and Amortization	74,670	63,159	275,660	240,961
Other (Income) Deductions	(1,435)	968	15,542	21,174
Interest Expense	26,679	29,368	106,756	114,522
Income Taxes	11,415	16,331	85,221	(7,494)
Mark-to-Market Adjustments due to Hedge Ineffectiveness	(1,313)	346	(2,096)	782
Adjusted EBITDA	$157,297	$148,166	$785,373	$761,466

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$35,747	$37,699	$162,181	$183,972
Gathering Adjusted EBITDA	29,895	23,814	108,292	91,937
Total Midstream Businesses Adjusted EBITDA	65,642	61,513	270,473	275,909
Exploration and Production Adjusted EBITDA	89,509	81,194	351,159	317,707
Utility Adjusted EBITDA	6,714	10,514	176,134	175,554
Corporate and All Other Adjusted EBITDA	(4,568)	(5,055)	(12,393)	(7,704)
Total Adjusted EBITDA	$157,297	$148,166	$785,373	$761,466

Page 25.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(in thousands)	2019	2018	2019	2018
Exploration and Production Segment
Reported GAAP Earnings	$25,208	$19,580	$111,807	$180,632
Depreciation, Depletion and Amortization	44,141	33,567	154,784	124,274
Other (Income) Deductions	(269)	(99)	(1,091)	(307)
Interest Expense	14,216	14,288	54,777	54,288
Income Taxes	7,526	13,512	32,978	(41,962)
Mark-to-Market Adjustments due to Hedge Ineffectiveness	(1,313)	346	(2,096)	782
Adjusted EBITDA	$89,509	$81,194	$351,159	$317,707

Pipeline and Storage Segment
Reported GAAP Earnings	$15,368	$15,337	$74,011	$97,246
Depreciation, Depletion and Amortization	11,387	11,141	44,947	43,463
Other (Income) Deductions	(2,812)	(1,673)	(9,157)	(5,926)
Interest Expense	7,132	7,965	29,142	31,383
Income Taxes	4,672	4,929	23,238	17,806
Adjusted EBITDA	$35,747	$37,699	$162,181	$183,972

Gathering Segment
Reported GAAP Earnings	$16,902	$14,783	$58,413	$83,519
Depreciation, Depletion and Amortization	5,202	4,554	20,038	17,313
Other (Income) Deductions	(56)	(48)	(460)	(778)
Interest Expense	2,397	2,211	9,406	9,560
Income Taxes	5,450	2,314	20,895	(17,677)
Adjusted EBITDA	$29,895	$23,814	$108,292	$91,937

Utility Segment
Reported GAAP Earnings	$(7,728)	$(7,067)	$60,871	$51,217
Depreciation, Depletion and Amortization	13,630	13,272	53,832	53,253
Other (Income) Deductions	1,170	3,017	24,021	29,073
Interest Expense	5,492	6,487	23,443	26,753
Income Taxes	(5,850)	(5,195)	13,967	15,258
Adjusted EBITDA	$6,714	$10,514	$176,134	$175,554

Corporate and All Other
Reported GAAP Earnings	$(2,469)	$(4,639)	$(812)	$(21,093)
Depreciation, Depletion and Amortization	310	625	2,059	2,658
Other (Income) Deductions	532	(229)	2,229	(888)
Interest Expense	(2,558)	(1,583)	(10,012)	(7,462)
Income Taxes	(383)	771	(5,857)	19,081
Adjusted EBITDA	$(4,568)	$(5,055)	$(12,393)	$(7,704)